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                                                                      Exhibit 16

                                 March 30, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549-0405

Ladies and Gentlemen:

            I have reviewed Old Baldy Corporation's disclosure, as required by
Item 304(a)(3) of Regulation S-B, set forth under the section entitled "Experts" included in Old Baldy Corporation's prospectus contained in its registration statement dated as of ____________, 2001. The disclosure contained therein is true and correct and I concur with the disclosure.

                                          Very truly yours,


                                          /s/ Roger Schneider
                                          Roger Schneider


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